EXHIBIT 99

                            [MBT FINANCIAL CORP LOGO]

              MBT FINANCIAL CORP. REPORTS SECOND QUARTER 2006 LOSS

MONROE, MICH., July 19, 2006 -- MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a second quarter net loss of $3,576,000, or $0.21 cents per share, basic and diluted. This is a decrease from the $0.31 per share profit earned in the second quarter of 2005. Basic and diluted year to date earnings were $0.07, down from $0.59 in the first six months of 2005. The loss in the second quarter was due to two significant credit related charges and a write down of investment securities. The investments were written down prior to restructuring a portion of the investment portfolio early in the third quarter of 2006. The restructuring, which involved the sale of approximately $83 million in federal agency securities at a loss of $5.0 million, is expected to contribute approximately 11 basis points to the net interest margin in the third quarter.

H. Douglas Chaffin, President and CEO, commented, "In the second quarter we increased the Provision for Loan Losses by $6 million due to a single long time problem credit relationship returning to non accrual status. We also had an increase of $1.6 million in losses and expenses related to Other Real Estate Owned, including a write down of $1.0 million of a large foreclosed asset that we expect to dispose of in the third quarter."

Mr. Chaffin further commented on the Company's core earnings for the quarter. "Net Interest Income decreased $769,000 compared to the second quarter of 2005. The persistent flattening of the yield curve that began early in 2005 has put considerable pressure on net interest margins at most banks, with funding costs rising faster than asset yields. We have been managing the increase in our funding costs by pricing our deposit products to be more closely aligned with the national market, which is low in relation to our local competition. This has restricted our growth. However, we continue to experience growth in non interest income. In spite of a 31.3% decrease in income from mortgage loan sales, non interest income, excluding securities gains, increased 4.1% compared to the second quarter of 2005."

The Company continued its efforts to reduce its non performing assets (NPAs). Excluding the one credit returning to NPA status, NPAs would have decreased $3.0 million during the quarter. The Company has an agreement pending to resolve a large OREO credit in the third quarter and it is investigating additional measures to significantly reduce its NPAs this year. The Allowance for Loan Losses was $17.5 million, or 1.71% of total loans at June 30, 2006.

Mr. Chaffin added, "The interest rate environment and the economic conditions in southeast Michigan are not favorable for bank growth. We do see some areas of growth in our markets, and we have begun construction on a new branch location in Dundee, Michigan, the fastest growing community in Monroe County. In addition, our Downriver offices continue to provide a significant portion of new loan volume as we continue to grow market share among traditional commercial and industrial businesses. We are also pleased to report that we are on schedule to move into our new headquarters building in downtown Monroe in the third quarter. The new building adds approximately 45,000 square feet of office space and it will house our commercial loan, wealth management, and various administrative departments."

Total assets were $1.60 billion at June 30, 2006, an increase of 1.0% from a year earlier. Loans grew $57.9 million, or 6.0% over the year, funded by deposit growth of $9.9 million, or 0.9% over the same period, an increase in borrowings of $22.3 million, and a decrease of $71.6 million in investment securities.

Shareholders' equity at June 30, 2006 was $138.8 million, a twelve-month decrease of $18.3 million due to the decrease in the market value of securities available for sale and the repurchase of over 400,000 shares of stock over the past twelve months. Average equity to assets for the second quarter was 9.34% and total shares outstanding at quarter end were 16,871,683. Mr. Chaffin concluded, "Although we are disappointed with the second quarter performance, we believe that our strategies to improve interest income and non performing assets will enable us to resume earnings growth in 2007. We are fortunate to have a strong capital position that enables us to take advantage of strategic opportunities, such as the aforementioned investment portfolio restructuring and to consider more aggressive options toward resolving NPAs. Due to the strength of our capital position, we do not anticipate any changes in our ability to continue dividends at current levels."

CONFERENCE CALL
MBT Financial Corp. will hold a conference call to discuss second quarter results on Thursday, July 20, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.'s web site www.mbandt.com. The call can also be accessed by calling (877) 407-8031. The event will be archived on the Company's web site and available for three months following the call.

ABOUT THE COMPANY
MBT Financial Corp., a single bank holding company headquartered in Monroe, Michigan is the parent company of Monroe Bank & Trust (MBT). Founded in 1858, MBT is one of the largest community banks in Southeast Michigan, with $1.6 billion in assets. MBT is a full service bank offering personal and business accounts and complete credit options, and MBT's Wealth Management Group is one of the largest in the area. With 25 offices, 38 ATMs, PhoneLink telephone banking and eLink online banking, MBT prides itself on an incomparable level of service and access for its customers. Visit MBT's web site at http://www.mbandt.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.



FOR FURTHER INFORMATION:
H. Douglas Chaffin         John L. Skibski                Herbert J. Lock
Chief Executive Officer    Chief Financial Officer        Investor Relations
(734) 384-8123             (734) 242-1879                 (734) 242-2603
doug.chaffin@mbandt.com    john.skibski@mbandt.com        herb.lock@mbandt.com


                               MBT FINANCIAL CORP.
                  CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

                                                                                 QUARTERLY
                                            -------------------------------------------------------------------------------
                                                2006             2006              2005            2005            2005
(dollars in thousands except per share data)   2ND QTR          1ST QTR          4TH QTR          3RD QTR         2ND QTR
                                            -------------------------------------------------------------------------------
EARNINGS
  Net interest income                       $    11,922      $    12,168      $    12,686      $    13,113      $    12,691
  FTE Net interest income                   $    12,369      $    12,650      $    13,243      $    13,659      $    13,253
  Provision for loan and lease losses       $     6,675      $       675      $     1,606      $     4,100      $       600
  Non-interest income                       $    (1,240)     $     3,584      $     3,656      $     3,683      $     3,664
  Non-interest expense                      $    10,052      $     8,489      $     7,856      $     9,023      $     8,210
  Net income (loss)                         $    (3,576)     $     4,726      $     5,160      $     2,571      $     5,369
  Basic earnings (loss) per share           $     (0.21)     $      0.28      $      0.30      $      0.15      $      0.31
  Diluted earnings (loss) per share         $     (0.21)     $      0.28      $      0.29      $      0.15      $      0.31
  Average shares outstanding                 16,969,365       17,111,913       17,222,943       17,282,699       17,337,452
  Average diluted shares outstanding         17,000,563       17,162,737       17,274,577       17,366,349       17,411,942

PERFORMANCE RATIOS
  Return on average assets                        -0.90%             1.17%           1.26%            0.64%            1.37%
  Return on average common equity                 -9.61%            12.67%          13.22%            6.45%           14.08%

  Base Margin                                      3.08%            3.13%            3.20%            3.32%            3.27%
  FTE Adjustment                                   0.12%            0.13%            0.14%            0.14%            0.15%
  Loan Fees                                        0.09%            0.09%            0.11%            0.15%            0.17%
                                            -----------      -----------      -----------      -----------      -----------
  FTE Net Interest Margin                          3.29%            3.35%            3.45%            3.61%            3.59%

  Efficiency ratio                                53.73%           52.22%           45.10%           43.09%           49.98%
  Full-time equivalent employees                    418              416              413              421              423

CAPITAL
  Average equity to average assets                 9.34%            9.27%            9.54%            9.88%            9.72%
  Book value per share                      $      8.23      $      8.76      $      8.82      $      8.93      $      9.09
  Cash dividend per share                   $      0.17      $      0.17      $      0.17      $      0.17      $      0.16

ASSET QUALITY
  Loan Charge-Offs                          $     3,880      $       744      $     1,423      $     4,575      $       698
  Loan Recoveries                           $       504      $       648      $       877      $       465      $       633
                                            -----------      -----------      -----------      -----------      -----------
  Net Charge-Offs                           $     3,376      $        96      $       546      $     4,110      $        65

  Allowance for loan and lease losses       $    17,502      $    14,204      $    13,625      $    12,565      $    12,575

  Nonaccrual Loans                          $    22,132      $    16,553      $    16,212      $    14,872      $    27,990
  Loans 90 days past due                    $        85      $        91      $       101      $       100      $        48
  Restructured loans                        $     2,485      $     1,847      $     1,813      $     2,731      $     2,035
                                            -----------      -----------      -----------      -----------      -----------
   Total nonperforming loans                $    24,702      $    18,491      $    18,126      $    17,703      $    30,073
  Other real estate owned                   $     7,748      $     8,395      $     8,336      $     8,894      $     5,068
  Nonperforming investment securities       $        --      $        --      $        --      $        --      $        --
                                            -----------      -----------      -----------      -----------      -----------
   Total nonperforming assets               $    32,450      $    26,886      $    26,462      $    26,597      $    35,141

  Net loan charge-offs to average loans            1.33%            0.04%            0.22%            1.70%            0.03%
  Allowance for losses to total loans              1.71%            1.42%            1.38%            1.29%            1.30%
  Nonperforming assets to Gross Loans              3.17%            2.68%            2.67%            2.73%            3.63%
  Nonperforming assets to total assets             2.03%            1.66%            1.62%            1.65%            2.22%
  Allowance to nonperforming assets               53.94%           52.83%           51.49%           47.24%           35.78%

END OF PERIOD BALANCES
  Loans and leases                          $ 1,024,813      $ 1,003,757      $   989,311      $   972,936      $   966,935
  Total earning assets                      $ 1,479,252      $ 1,509,020      $ 1,528,020      $ 1,507,371      $ 1,492,957
  Total assets                              $ 1,598,665      $ 1,615,099      $ 1,638,356      $ 1,610,286      $ 1,583,433
  Deposits                                  $ 1,116,030      $ 1,147,385      $ 1,184,710      $ 1,145,411      $ 1,106,180
  Interest Bearing Liabilities              $ 1,305,280      $ 1,294,008      $ 1,298,094      $ 1,295,735      $ 1,260,731
  Shareholders' equity                      $   138,823      $   149,392      $   151,619      $   154,219      $   157,140
  Total Shares Outstanding                   16,871,683       17,059,170       17,197,116       17,272,923       17,285,950

AVERAGE BALANCES
  Loans and leases                          $ 1,017,097      $   997,756      $   977,770      $   969,498      $   953,503
  Total earning assets                      $ 1,506,062      $ 1,530,018      $ 1,523,391      $ 1,499,601      $ 1,479,798
  Total assets                              $ 1,597,107      $ 1,631,602      $ 1,623,108      $ 1,600,591      $ 1,572,992
  Deposits                                  $ 1,115,672      $ 1,171,907      $ 1,163,964      $ 1,139,831      $ 1,104,715
  Interest Bearing Liabilities              $ 1,298,117      $ 1,308,967      $ 1,299,820      $ 1,279,137      $ 1,259,412
  Shareholders' equity                      $   149,195      $   151,268      $   154,857      $   158,097      $   152,934


                               MBT FINANCIAL CORP.
                  CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

--------------------------------------------------------------------------------------


                                                                QUARTER ENDED JUNE 30,
Dollars in thousands (except per share data)                    2006           2005
--------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                     $ 17,840      $ 15,721
Interest on investment securities-
  Tax-exempt                                                      1,085         1,264
  Taxable                                                         5,014         4,932
Interest on federal funds sold
                                                                      1             2
--------------------------------------------------------------------------------------
       Total interest income                                     23,940        21,919
--------------------------------------------------------------------------------------

INTEREST EXPENSE
Interest on deposits                                              7,266         5,485
Interest on borrowed funds                                        4,752         3,743
--------------------------------------------------------------------------------------
       Total interest expense                                    12,018         9,228
--------------------------------------------------------------------------------------

NET INTEREST INCOME                                              11,922        12,691
PROVISION FOR LOAN LOSSES                                         6,675           600
--------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                         5,247        12,091
--------------------------------------------------------------------------------------

OTHER INCOME
Income from trust services                                        1,070         1,024
Service charges and other fees                                    1,566         1,469
Net gain (loss) on sales of securities                           (4,927)          123
Origination fees on mortgage loans sold                             136           198
Bank Owned Life Insurance income                                    292           274
Other                                                               623           576
--------------------------------------------------------------------------------------
       Total other income                                        (1,240)        3,664
--------------------------------------------------------------------------------------

OTHER EXPENSES
Salaries and employee benefits                                    5,340         4,875
Occupancy expense                                                   712           835
Other                                                             4,000         2,500
--------------------------------------------------------------------------------------
       Total other expenses                                      10,052         8,210
--------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                                (6,045)        7,545
INCOME TAX EXPENSE (BENEFIT)                                     (2,469)        2,176
--------------------------------------------------------------------------------------
NET INCOME (LOSS)                                              $ (3,576)     $  5,369
--------------------------------------------------------------------------------------


BASIC EARNINGS (LOSS) PER COMMON SHARE                         $  (0.21)     $   0.31
--------------------------------------------------------------------------------------

DILUTED EARNINGS (LOSS) PER COMMON SHARE                       $  (0.21)     $   0.31
--------------------------------------------------------------------------------------

DIVIDENDS DECLARED PER COMMON SHARE                            $   0.17      $   0.16
--------------------------------------------------------------------------------------


                               MBT FINANCIAL CORP.
                  CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
--------------------------------------------------------------------------------



                                                                        SIX MONTHS ENDED JUNE 30,
Dollars in thousands (except per share data)                         2006                       2005
-------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                         $ 35,009                   $ 30,754
Interest on investment securities-
  Tax-exempt                                                          2,242                      2,522
  Taxable                                                            10,362                      9,431
Interest on federal funds sold                                           55                        131
-------------------------------------------------------------------------------------------------------
    Total interest income                                            47,668                     42,838
-------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Interest on deposits                                                 14,763                     10,405
Interest on borrowed funds                                            8,815                      7,120
-------------------------------------------------------------------------------------------------------
    Total interest expense                                           23,578                     17,525
-------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                                                  24,090                     25,313
PROVISION FOR LOAN LOSSES                                             7,350                      1,200
-------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                            16,740                     24,113
-------------------------------------------------------------------------------------------------------

OTHER INCOME
Income from trust services                                            2,132                      2,087
Service charges and other fees                                        3,030                      2,776
Net gain (loss) on sales of securities                               (4,907)                       286
Origination fees on mortgage loans sold                                 276                        304
Bank Owned Life Insurance income                                        575                        548
Other                                                                 1,238                      1,109
-------------------------------------------------------------------------------------------------------
    Total other income                                                2,344                      7,110
-------------------------------------------------------------------------------------------------------

OTHER EXPENSES
Salaries and employee benefits                                       10,518                      9,547
Occupancy expense                                                     1,479                      1,784
Other                                                                 6,544                      5,608
-------------------------------------------------------------------------------------------------------
    Total other expenses                                             18,541                     16,939
-------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                                       543                     14,284
INCOME TAX EXPENSE (BENEFIT)                                           (607)                     4,036
-------------------------------------------------------------------------------------------------------
NET INCOME                                                         $  1,150                   $ 10,248
-------------------------------------------------------------------------------------------------------


BASIC EARNINGS PER COMMON SHARE                                    $   0.07                   $   0.59
-------------------------------------------------------------------------------------------------------

DILUTED EARNINGS PER COMMON SHARE                                  $   0.07                   $   0.59
-------------------------------------------------------------------------------------------------------

DIVIDENDS DECLARED PER COMMON SHARE                                $   0.34                   $   0.32
-------------------------------------------------------------------------------------------------------



                               MBT FINANCIAL CORP.
                     CONSOLIDATED BALANCE SHEETS - UNAUDITED


                                                           JUNE 30,            DECEMBER 31,             JUNE 30,
Dollars in thousands                                         2006                 2005                    2005
-------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and Cash Equivalents
  Cash and due from banks                                $    31,049            $    32,330            $    23,554
  Federal funds sold                                              --                  5,000                     --
-------------------------------------------------------------------------------------------------------------------
    Total cash and cash equivalents                           31,049                 37,330                 23,554

Securities - Held to Maturity                                 62,528                 76,467                 75,155
Securities - Available for Sale                              378,690                444,021                437,646
Federal Home Loan Bank stock - at cost                        13,221                 13,221                 13,221
Loans held for sale                                              489                    434                    948
Loans - Net                                                1,006,822                975,252                953,412
Accrued interest receivable and other assets                  35,638                 28,748                 20,463
Bank Owned Life Insurance                                     38,965                 36,252                 35,700
Premises and Equipment - Net                                  31,263                 26,631                 23,334
-------------------------------------------------------------------------------------------------------------------
    Total assets                                         $ 1,598,665            $ 1,638,356            $ 1,583,433
-------------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits:
  Non-interest bearing                                   $   142,450            $   178,116            $   156,449
  Interest-bearing                                           973,580              1,006,594                949,731
-------------------------------------------------------------------------------------------------------------------
    Total deposits                                         1,116,030              1,184,710              1,106,180

Federal Home Loan Bank advances                              256,500                256,500                256,500

Federal funds purchased                                       35,200                     --                 24,500
Repurchase agreements                                         40,000                 35,000                 30,000
Other short term borrowings                                    1,622                     --                     --
Interest payable and other liabilities                        10,490                 10,527                  9,113
-------------------------------------------------------------------------------------------------------------------
    Total liabilities                                      1,459,842              1,486,737              1,426,293
-------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock (no par value)                                       --                     --                     --
Additional paid-in capital                                     9,190                 14,417                 16,104
Retained Earnings                                            137,585                142,205                140,333
Accumulated other comprehensive income                        (7,952)                (5,003)                   703
-------------------------------------------------------------------------------------------------------------------
    Total stockholders' equity                               138,823                151,619                157,140
-------------------------------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity           $ 1,598,665            $ 1,638,356            $ 1,583,433
-------------------------------------------------------------------------------------------------------------------
